Ethel  Schwartz
1510  51  St.
Brooklyn,  NY  11219

May 13, 2005


To  the  Board  of  Directors of New Medium Enterprises, Inc.:

As a result of corporate governance issues, effective immediately I hereby tender my resignation to the Board of Directors of New Medium Enterprises, Inc.

Please  accept  my  formal  resignation  from  my positions as CEO, President, &
Director,   effective  immediately.

Please  annotate  your  records  accordingly.

Sincerely,

Ethel  Schwartz


Dr.  Alex  Libin:
7  York  Steiner  St.
Tel  Aviv,  Israel

May 19, 2005

To  the  Board  of  Directors of New Medium Enterprises, Inc.:

As a result of corporate governance issues, effective immediately I hereby tender my resignation to the Board of Directors of New Medium Enterprises, Inc.

Please accept my formal resignation from my positions as COO & Director effective immediately.


Please  annotate  your  records accordingly.

Sincerely,

Alexander  Libin




Yehudit  Hirsch
41  Belmon  St.
Somerville  Ma.  02143

May 19, 2005


To  the  Board  of  Directors of New Medium Enterprises, Inc.:

As a result of corporate governance issues, effective immediately I hereby tender my resignation to the Board of Directors of New Medium Enterprises, Inc.

Please accept my formal resignation from my position as Corporate Secretary, effective immediately.

Please  annotate  your  records  accordingly.

Sincerely,

Yehudit  Hirsch